Exhibit 31.2

CERTIFICATIONS

I, Percy C. Tomlinson, certify that:

1 I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Alliance HealthCare Services, Inc. for the year ended December 31, 2016;

2 Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: May 1, 2017	/s/ Percy C. Tomlinson
Percy C. Tomlinson Chief Executive Officer